 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (Unaudited)



                                             Three Months Ended September 30,
                                                ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $20,753,000   $17,149,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   48,328,000    49,871,000
   Other issuances of common stock ......           196,000        69,000
   Purchases of treasury stock ..........          (630,000)     (341,000)
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        47,894,000    49,599,000
                                                 ==========    ==========
 Net income per common share.............       $       .43   $       .35
                                                 ==========    ==========



                                             Nine Months Ended September 30,
                                               ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $60,898,000   $51,679,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000    53,463,000
   Other issuances of common stock ......           929,000       157,000
   Purchases of treasury stock ..........          (757,000)   (2,625,000)
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        47,828,000    50,995,000
                                                 ==========    ==========
 Net income per common share.............       $      1.27   $      1.01
                                                 ==========    ==========
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 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (Unaudited)

                                             Three Months Ended September 30,
                                               ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $20,753,000   $17,149,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   48,328,000    49,871,000
   Other issuances of common stock ......           196,000        69,000
   Purchases of treasury stock ..........          (630,000)     (341,000)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
    assumed exercise of common stock options      1,981,000       789,000
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        49,875,000    50,388,000
                                                 ==========    ==========
 Net income per common share.............       $       .42   $       .34
                                                 ==========    ==========


                                             Nine Months Ended September 30,
                                               ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $60,898,000   $51,679,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000    53,463,000
   Other issuances of common stock ......           929,000       157,000
   Purchases of treasury stock ..........          (757,000)   (2,625,000)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
    assumed exercise of common stock options      1,927,000       534,000
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        49,755,000    51,529,000
                                                 ==========    ==========
 Net income per common share.............       $      1.22   $      1.00
                                                 ==========    ==========
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